SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

 = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                               FORM 8-K
                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934

 = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

Date of Report (Date of Earliest Event Reported):  March 22, 2001


                  TRIDENT SYSTEMS INTERNATIONAL INC
          (Exact name of Registrant as specified in Charter)


          Nevada                     000-30769               87-0419231
(State or Other Jurisdiction        (Commission            (IRS Employer)
    of Incorporation)               File Number)         Identification No.)


       180 Newport Center Drive, Suite 100, Newport Beach, California
                 (Address of Principal Executive Offices)


                               92660
                             (Zip Code)


                           (949) 644-2454
           Registrant's Telephone Number, including Area Code


                     Toner Systems International, Inc.
              4485 Abinadi Road, Salt Lake City, Utah 84107
        (Former name or former address, if changed since last report)

ITEM 2.	Acquisition of Assets

On March 9, 2001, the Registrant commenced negotiations with Venture Planning, Inc. (Venture Planning), with a view of acquiring 50% of the membership interest in Sea Hunt, LLC. and a 100% interest in Telcoenergy, LLC, including its wholly owned subsidiary Telcoenergy, LLC.'s wholly owned subsidiary, OGC Pipelines, LLC. It was agreed that until a deal was struck, all negotiations would remain confidential, as any news released might effect the market for the shares of the Registrant in a manner that might be detrimental to the shareholders of the Registrant should the proposed purchase not be consummated.

On March 22, 2001, 100% of the membership interest in Sea Hunt, LLC. and a 100% interest in Telcoenergy, LLC, including its wholly owned subsidiary Telcoenergy, LLC.'s wholly owned subsidiary, OGC Pipelines, LLC was purchased by the Registrant, subject to Board approval by the Board of Directors of each company, for the sum of $6,842,400. The terms of the transaction were as follows:


1)	Consideration for the purchased assets listed below was 400,000 restricted common shares of the Registrant's common stock, and 1,500,000 voting convertible preferred shares valued at $1.00 each. The common shares will be restricted and legend bearing subject to Rule 144 (k), starting as of 12-29-00. During this restricted period, if and when the value of the initial 400,000 common shares is less than the value of the acquired assets listed below during a consecutive period of more than 90 days, an appropriate number of the Preferred Shares may be surrendered and exchanged for common shares, at a share price equal to the average stock price of the five prior days of trading, to insure that the combined value of the initial 400,000 common shares and the number of Preferred Shares exchanged for common shares is not less than the value of the assets listed below. 50% of any treasure recovered from the Juno would revert to Venture Planning.

2)	The purchased assets consist of:

1)	100% ownership of SEA HUNT, LLC., which owns 50% of SEA HUNT, INC., which in turn owns two permits to retrieve treasure issued by the Commonwealth of Virginia (Virginia Marine Resource Commission) representing permit areas 97-0163 and 97-0498. 50% of the value of the permits therein has been set at $1,500,000 based on $3,000,000 spent by SEA HUNT, INC. in fiscal years 1997, 1998, 1999.

The Registrant has a period of 135 days from the execution date of the agreement to finalize due diligence on SEA HUNT, LLC., including all corporate and other pertinent documentation reasonably required by the Registrant.

The acquisition was subject to the Registrant assuming $500,000 of SEA HUNT's obligations, $200,000 of which are payable on or before 4-15-01 and the balance payable on or before 6-30-01.

2)	100% ownership of Telcoenergy, LLC. and its subsidiary OGC
Pipeline, LLC. and associated pipelines and pipeline easements, mainly in Oklahoma. This is valued at $5,842,400 based on the replacement cost at fair market value of the pipeline easements. This value is net of a $2,300,000 first mortgage lien against the pipelines and pipeline easements and accrued outstanding interest of approximately $400,000. The mortgage holder has expressed a willingness to convert its mortgage into stock

3)	Venture Planning, Inc. shall have one seat on Purchaser's
Board of Directors.


DESCRIPTION OF THE ASSETS ACQUIRED

A)	SEA HUNT, LLC.

Sea Hunt, LLC, an Oklahoma limited liability company, was formed in September of 2000 for the purpose of owning 50% of Sea Hunt, Inc. Sea Hunt, Inc. was incorporated in 1996. Sea Hunt, Inc. was granted two permits from the Commonwealth of Virginia to seek out and salvage sunken shipwrecks within its territorial waters. The Company located approximately twelve wrecks within the boundary of Sea Hunt's permits. Two of these wrecks are believed to be the Spanish "galleons" named the Juno and the La Galga.


PRODUCTS AND SERVICES

Sea Hunt, Inc. is a New Hampshire corporation under contract to the Commonwealth of Virginia to explore for and salvage abandoned shipwrecks imbedded in certain submerged lands within Virginia's territorial waters. On March 11, 1998, Sea Hunt filed verified In Rem admiralty complaints against two wrecks. The complaints alleged that pursuant to the Abandoned Shipwreck Act of 1987 (ASA), the Commonwealth of Virginia was the owner of the shipwrecks and Sea Hunt was entitled to salvage the wreck(s) under Virginia permit. Alternatively, Sea Hunt requested a liberal salvage award for recovering the artifacts from their marine peril. In order to protect the ongoing salvage from interference by third parties, Sea Hunt requested an injunction prohibiting third parties from interfering with the salvage operations. On March 12, 1998, the United States admiralty court issued an Order directing the In Rem arrest of the vessels, which granted Sea Hunt the exclusive right to continue the salvage activities and appointed Sea Hunt as Substitute Custodian.

HISTORY OF THE JUNO

After the Juno left Vera Cruz, Mexico in March of 1802 with 2,200,000 pesos it was damaged and went to Puerto Rico in April for repairs. When the repairs took too long these pesos were taken off the Juno and placed on another ship (called the Asia) in August for which there are clear records available in the archives in Seville, Spain. The Juno was finally repaired in October and ready to sail. It was decided to put the Third Battalion onboard. Many of these soldiers who had been on duty for up to twenty years campaigning throughout the New World would have had their authorized allotment of pilferage onboard the ship with them when it sank. Their private hordes of treasure are now archeological artifacts that may be of great interest to the public. In addition, Sea Hunt found documents which are not in the archives in Seville, (because there was no manifest), indicating that coins were loaded onto the Juno before attempting to sail home with 425 people on board.

Sea Hunt's archivists found a letter in Puerto Rico from the Viceroy of Santo Domingo basically saying that as per instructions I have emptied the Royal strong box of paste (gold and silver), and loaded it onto the Juno which left Puerto Rico yesterday. Another letter was uncovered from the Viceroy of Santo Domingo saying in effect that I followed instructions and emptied the mint for the Juno, but should have been allowed to keep an amount of 500,000 to pay the governments obligations. Although Spain does not have these two letters in Seville, they should have been aware of a third letter which was included amongst the 700 documents which Spain submitted as evidence in their lawsuit. This letter which was sent in November of 1802 after the Juno sank, is on record in both the archives of Puerto Rico and Seville. It is from the Admiralty in Havana to the King concerning news about the loss of the Juno. The letter says the Juno was sent to Spain with a registered 700,000 pesos.

Furthermore, there is reason to believe that certain high level authorities in the New World may have realized that the end was near when they were ordered to empty the mint of all its money. Sea Hunt believes that the greatest treasure besides the 700,000 pesos to be recovered from the Juno are the personal artifacts carried onboard by the soldiers and possibly fleeing people, (including women and children). For example, it is of record that the Juno was carrying the accumulated treasure of an important general who twice led the natives in Haiti against France. He was killed and his treasure, which was considerable, had an official stamp on his gold and silver bars.


SUMMARY

The primary vessel arrested by Sea Hunt, determined to be the Juno, sank in 1802. Sea Hunt's archivists undertook extensive research work to determine that the Juno was carrying valuable treasure. The ship was attempting to return to the Old World with an extensive array of artifacts, and 700,000 pesos to pay Napoleon's army. Because this payroll money was lost at sea, Napoleon shortly thereafter sold the Louisiana Territory to the United States for $15,000,000 making this an historic vessel.

Current Litigation

In August 1998 The National Park Service tried unsuccessfully to establish ownership of these two shipwrecks. The National Park Service appealed to the US Justice Department to intervene. In turn the United States (Justice Department) convinced Spain to use its status as a foreign sovereignty to assert ownership of the two wrecks, agreeing to pay for Spain's legal fees. In 1998 The Kingdom of Spain and the United States sued Sea Hunt, Inc. and the Commonwealth of Virginia for possession of the two shipwrecks. Eventually the court ruled that the United States had no claim to the wrecks and that the US Justice Department could not spend US taxpayer's money to fund Spain's legal bills.

Spain, however, continued its assertions of ownership, and in January, 2001, the 4th District Court held that the two wrecks had never been abandoned by Spain, and were the property of the Spanish Government.

The Court refused to award any salvage costs to Sea Hunt. Sea Hunt Inc. appealed to the Supreme Court to overturn the 4th District's decision to award ownership of the two vessels to Spain without granting a salvage award to Sea Hunt, Inc., and the Supreme Court decided not to hear the case.

Currently, Sea Hunt has appealed the lower Court's order to turn over the location coordinates of the Juno to Spain, claiming intellectual property rights to the information, and further claiming salvage fees for the information. Sea Hunt spent over $2,000,000 on the research and recovery of the Juno. Management and Sea Hunt's Counsel feel that Sea Hunt will prevail in the litigation.

There also appears to be congressional support for an ACT that would allow Sea Hunt to be awarded salvage for the vessels.

THE INDUSTRY

Following World War II, and with the introduction of SCUBA dive-gear and underwater metal detectors, "treasure-diving" rapidly became an international sport - the success of which brought into being the "commercial retrieval" of valuable sunken cargoes. This differed from the normal salvage work in that it was largely developed by individuals who relied on the absence of industrial standards and lack of legislation to mount projects without regard to national or international regulations. By the end of the 1960's, such submarine "wildcat" operations were slowly giving way to more serious, regulated, retrieval operations - but the necessary regulatory restrictions also resulted in fewer and fewer treasure-hunting expeditions being launched, as is the situation today and for the same reasons. This is due to the fact that, right from the beginning, there has been no real "industry" to support such enterprise, no central organization to promote and back the many individual components driving it.

Over the past thirty years the underwater archeological community has demonstrated its extremely limited ability to raise sufficient funds from either government sources, institutions or charitable donations to preserve historic wrecks from peril. The recovery of future wrecks depends primarily on the ability of free enterprise to salvage them commercially under the supervision and support of the regulatory bodies involved. Important artifacts need to go to the museums, but the majority of duplicate coins, for example, may be sold to private collectors who appreciate their historic value. Museums are only interested in displaying, for example, a limited number of duplicate silver bars from these wrecks. The treasure-hunting industry needs to develop creative ways to maximize the market value of ancient silver to help pay for future treasure expeditions and find more artifacts that museums will want to exhibit. Today museums, under pressure from the underwater archeological institutes, are boycotting the purchase and/or display of underwater artifacts recovered by non-institutional archeological salvors.

SEA HUNT'S MISSION

Sea Hunt, Inc. is a recognized industry leader. It has already demonstrated proprietary research and recovery techniques in locating twelve wrecks within the boundaries of its permits. In the case of the Juno, Sea Hunt has been exemplar in its compliance with Virginia's strict permitting requirements, including rigid archeological procedures, and was successful in retrieval operations until halted by the commencement of the lawsuit earlier disclosed.

SEA HUNT'S BUSINESS PLAN:

Sea Hunt plans to provide funding to valid, track-proven, treasure hunting enterprises in exchange for joint-interests in their finds, and a coordinated marketing effort, to offer continuity in their work rather than the expensive and inhibiting "go-stop-go-stop" practices presently employed. This will entail providing sufficient financing to support operations for sometimes two years, or more, until the individual venture yields dividends. Many valid expeditions who originally thought themselves adequately financed have found that the time and expense of obtaining governmental approval and the necessary licenses has eaten away at their funds to such an extent they can no longer cover their start-up costs, let alone await a division of treasure at an unknown future date. This is especially true if the treasure has to be adjudicated through a laboriously slow Court process.

The leading salvors recognize the need to bring professional attributes to bear on the business of treasure-hunting in the form of planned and organized expeditions, funding, business management, media coverage and especially marketing of museum-surplus treasure items. The sale of salvaged shipwreck coins and other legally marketable artifacts must be well coordinated through a controlled marketing program. Sea Hunt recognizes the need for consolidation in this business and its potential to grow through future acquisition. However, the most important attribute which Sea Hunt, Inc. has to offer both salvors and investors is its marketing program to sell shipwreck treasures at their highest value. Several leading salvagers have expressed willingness to be acquired by Sea Hunt, Inc., to unify marketing efforts and help focus and self-regulate the treasure-hunting industry so as to offer a profitable environment for investors and provide public access to information and artifacts from historic shipwrecks which are in peril.

It is felt by management that the awards for present salvage projects will fund the abovementioned acquisition and marketing strategy. In the event that there are no salvage awards from the Juno salvage, or other current projects, further growth will have to be curtailed indefinitely.

B)	TELCOENERGY LLC.

Telcoenergy, LLC. was formed in 2000 in the state of Oklahoma.
The company owns, maintains and leases gas pipeline easements, primarily in the State of Oklahoma.

ITEM 5

Change of Address and Telephone Number

The Registrant changed the location of its head office to:

180 Newport Center Drive
Suite 100
Newport Beach
California 92660.

Its new telephone number is:

(949) 644-2454

ITEM 7

Financial Statements and Exhibits

Item                                                                  Page

(a)	Financial Statements of Business Acquired

all audited statements will be filed by amendment within 60 days of the date of this Current Report.

(c)	Exhibits

        Purchase and Sales Agreement                                  Page 8

27.	Financial Data Schedule:

 .1	The Financial Data Schedule will be filed by amendment within 60 days of the filing of this Current Report.
SIGNATURES:


Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 28, 2001.

                                Trident Systems International, Inc.


                                By:/s/Alan Sporn/s/
                                _____________________
                                Alan Sporn, Chief Executive Officer

                       STOCK PURCHASE AGREEMENT


	MEMORANDUM OF AGREEMENT made as of the 22nd day of March, 2001.

BETWEEN:
Venture Planning, Inc.

		(hereinafter called the "Seller")

						OF THE FIRST PART

A N D:

Trident Systems International, Inc.
a corporation incorporated under the laws of the State of Nevada

		(hereinafter called the "Purchaser")

						OF THE SECOND PART


WHEREAS, the Seller controls and represents all of the authorized, issued and outstanding membership interest in Sea Hunt, LLC. and a 100% interest in Telcoenergy, LLC, (herein jointly referred to as the "Corporation), and;

	WHEREAS, the Purchaser desires to acquire 100% of the membership interest in Sea Hunt, LLC. and a 100% interest in Telcoenergy, LLC, including its wholly owned subsidiary Telcoenergy, LLC.'s wholly owned subsidiary, OGC Pipelines, LLC. and;


	NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the covenants, agreements, warranties, and payments herein set out and provided for, the parties hereby respectively covenant and agree as follows:

                       ARTICLE 1.00 - DEFINED TERMS

1.1	When used herein or in any amendments hereto, the following terms shall have the following meanings respectively.

"Agreement" means this agreement and all schedules attached to this agreement. The term includes each case where it may be supplemented or amended from time to time. The expressions "hereof", "herein", "hereto", "Hereunder", "hereby" and similar expressions refer to this agreement, and "Article", "section" and "subsection" mean and refer to the specified Article, section, and subsection of this agreement.

"books and records" means the accounting books of original entry including the general ledger, record of cash receipts and disbursements, purchase journal and banking records.

"Business" means the business presently and heretofore carried on by the Corporation.

"Business day" means a day other than a Saturday, Sunday or a day that is a statutory holiday.

"Closing" means the closing of the transaction for purchase and sale contemplated herein.

"Closing Date" or "Date of Closing" means March 22, 2001 or such other date as may be mutually agreed upon in writing by the parties hereto.

"Closing Financial Statements" has the meaning ascribed to it in section
4.1.1.

"Common Shares" means the issued and outstanding common shares in the capital of the Corporation.

"Corporation" means Purchased Assets.

"EBIT" means net earnings before income taxes, as determined by the auditors, in accordance with GAAP.

"Exchange Shares" means those shares defined in Schedule "A" attached hereto offered by the Purchaser to the Sellers in exchange for the Purchased Assets.

"Financial statements" means, collectively, the Closing Financial
Statements defined hereinabove.

"Intercompany Transactions" means, collectively, all transactions of any nature between the Corporation and any Person associated with or related to the Corporation or otherwise not dealing with the Corporation on an arms-length basis.

"GAAP" means generally accepted accounting principles in the United States, as appropriate and as in effect from time to time, consistently applied.

"NASDAQ" means the National Association of Securities Dealers and Quotations.

"Non Arm's Length Person" means any shareholder director, officer, employee, affiliate, or associate (as defined in the Securities Act of 1933, as amended) of the Corporation. This term includes any one or more of the Seller or any other Person who does not deal at arm's length with the Corporation or any one or more of the Seller within the meaning of such concept as used in the Income Tax Act (USA).

"Person" includes an individual, a corporation, a joint venture, a partnership, a trust or trustee, any unincorporated organization, an association, or any other entity (including any governmental, administrative, or regulatory authority).

"Permitted Liens" means, at any time, such Liens as the Purchaser may agree, in writing, shall constitute a Permitted Lien for the purpose of this Agreement.

"Purchased Assets" shall have the meaning attributed thereto in section 3.1 hereof.

"Requirements of Law" means, as to any Person, the certificate of incorporation and by- laws or other organizational, governing documents of such Person. This term includes any law, treaty, regulation or rule, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Rule 144" means rule 144 of the United States Securities and Exchange
Commission.

"SEC" means the Securities and Exchange Commission of the United States.

"Seller" shall mean, specifically for purposes of this agreement and identifying the parties thereto, all of the shareholders of the Corporation.

"Subsidiary", in relation to any body corporate, means any corporation of which issued and outstanding securities are held, other than by way of security only, by such body corporate, and includes any corporation in like relation to a Subsidiary.

"this agreement", "this agreement", "herein", "hereto", "hereunder", "hereof" and similar expressions refer to the within agreement and not to any particular portion thereof, and include the schedules referred to in
Article 2.00.

"Time of Closing" means two o'clock in the afternoon on the Closing Date.

ARTICLE 2.00 - SCHEDULES

2.1	The following schedules, at time of closing, shall be delivered and attached to and incorporated in this Agreement by reference and deemed to be part hereof:

Schedule B      -       The Schedule including the information defined
herein concerning the Assets.

Schedule C      -       All Filings of the Purchaser, filed with the SEC.


ARTICLE 3.00 - PURCHASE AND SALE

3.1	Subject to the terms and conditions hereof, the Seller hereby agree to sell, assign, and transfer to the Purchaser 100% of the membership interest in Sea Hunt, LLC. and a 100% interest in Telcoenergy, LLC, including its wholly owned subsidiary Telcoenergy, LLC.'s wholly owned subsidiary, OGC Pipelines, LLC ("the Purchased Assets"). The Purchaser covenants and agrees to purchase from the Seller the Purchased Shares for an amount equal in the aggregate to the Purchase Price of $6,842,400 dollars, payable as hereinafter set out.

3.2	The Purchase Price shall be paid in the manner set forth in Exhibit
"A" attached hereto.


3.3	The Seller hereby represent, warrant, covenant, and acknowledge the following.

3.3(A)	The Purchased Assets are being transferred free and clear of encumbrances except as divulged herein.

3.3(B)	The Seller is acquiring the Exchanged Shares for their own account, for investment purposes only and not with a view to further sale or distribution, except as permitted by law.


3.4	The Purchaser hereby represents, warrants, covenants and acknowledges the following:

3.4(A)	The Exchange Shares are being transferred without Registration under the provisions of Section 5 of the Securities Exchange Act of 1934, as amended (the "Act").

3.4(B) 	ll of the Exchange Shares will bear legends restricting the
transfer, sale, conveyance, and hypothecation within the jurisdictional boundaries of the United States. This provision is exclusive of when such Exchange Shares are registered under the provisions of Section 5 of the act and under applicable state securities laws. Moreover, an opinion of legal counsel may be provided by the Purchaser to certify that such registration is not required as a result of applicable exemptions therefrom.


3.4.1	The Purchaser has 50,000,000 shares of capital stock,
$0.001 par value, authorized, 6,100,000, more or less, of which will be the total outstanding and fully diluted amount immediately prior to conclusion of this transaction and upon its conversion of both the preferred stock and warrants.

3.4.2	Except as described herein, the Purchaser has no
other, outstanding securities of any class or of any kind or character. There are no outstanding subscriptions, options, warrants, or other agreements or commitments obligating the Purchaser to issue or sell any additional shares or options or rights with respect thereto or any securities convertible into any shares of Stock of any class.

3.5	The Purchase Price shall be paid and satisfied in full by
the delivery of the issued Exchange Shares in the manner set out in Exhibit "A" attached hereto.

3.6	The certificates representing the shares being exchanged
shall each bear the following legend:

"THESE SHARES HAVE NEITHER BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR WITH THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE, PROVINCE, OR NATIONAL AUTHORITY). CONSEQUENTLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY ARE FIRST REGISTERED UNDER APPLICABLE STATE, PROVINCIAL AND FEDERAL SECURITIES LAWS OR THE TRANSACTION'S EXEMPTION THEREFROM IS DEMONSTRATED TO THE FULL SATISFACTION OF THE CORPORAITON'S LEGAL COUNSEL."

ARTICLE 4.00 - COVENANTS, REPRESENTATIONS, AND WARRANTIES OF AND
THE CORPORATION

4.1	The President and Members of the Board of Directors of the Seller
hereby covenant, represent, and warrant, and the Seller, jointly and severally, represent to the best of their knowledge, as follows:

4.2.	Purchased Assets have been duly organized and are validly subsisting and in good standing under the laws of Oklahoma.

4.3	All of the Purchased Assets are wholly owned by the Seller or its subsidiaries. Such Purchased Assets have good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, and demands whatsoever except as stated herein. The Seller represents that Seller has the absolute right to transfer the Purchased Assets, and Purchased Assets shall be enjoyed by the Purchaser free from any interruption or disturbance subject only to the terms and conditions herein.

4.4	The Corporation owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising except as listed at Schedule B; the purchase price is based on and directly correlates to the net tangible worth (being assets less liabilities) of the Purchased Assets, which the Seller represents to be approximately $6,842,400 upon audit.

ARTICLE 5.00 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	The Purchaser covenants, represents, and warrants as follows and acknowledges that the Seller are relying upon such covenants, representations, warranties, and covenants in connection with the sale by the Seller of the Purchased Shares.

5.2.1	Delivered at Closing, warranted to be true and correct to the best knowledge of the Purchaser, and made a part hereof as Schedule C are the following:

(A)	All Filings submitted to the SEC;


5.2.2	Purchaser has been duly incorporated and organized and is validly subsisting and in good standing under the laws of Nevada.

5.2.3	Purchaser has the corporate power to own or lease its property and carry on the Business. The Corporation is duly qualified as a corporation to do business under the laws of Nevada, being the only jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

5.2.4	At time of Closing, the authorized capital of the Purchaser shall consist of 50,000,000 shares with a par value of $0.001.

5.2.5	At time of Closing, the authorized issued capital of the Purchaser shall be 6,100,000 shares of its common stock (more or less) and will have been duly and validly allotted and issued and outstanding as fully paid and non-assessable and beneficially owned by the Purchaser.

5.2.6	The Purchaser has no subsidiaries and owns no shares in the capital of any other corporation and has not agreed to acquire any subsidiary or any shares of the capital of any other corporation or to acquire or lease any other business operations except as disclosed in Schedule C.

5.2.7	Except as listed in Schedule "B", no person, firm, or corporation has any agreement, option, or any right or privilege (whether by law, pre-emptive, or contractual) for the purchase, subscription, allotment, or issuance of either any of the authorized stock in the capital or any securities of the Purchaser. This provision includes convertible securities, warrants, and convertible obligations of any nature.

5.2.8	The Purchaser is not a party to or bound to any person, firm, or corporation. This provision includes any agreement of guarantee, indemnification, assumption, endorsement, or any other like commitment of obligations or liabilities (contingent or otherwise) or indebtedness of any person, firm, or corporation.

5.2.9	There are not now, nor will there be on Closing, any material claims or potential or contingent claims against the Purchaser for product liability.

5.2.10	The Purchaser's Financial Statements have been prepared in
accordance with GAAP and present fairly to include:

(A)	all the assets, liabilities (whether accrued, absolute, contingent, or otherwise), and the financial condition of the Purchaser as at the respective dates of the Purchaser's Financial Statements, and;

(B)	the sales, earnings, and results of operations during the periods covered by the Corporation's Financial Statements.

5.2.11	The corporate records and minute books of the Purchaser contain complete and accurate minutes of all meetings of and copies of all by-laws and resolutions passed by the directors and shareholders of the Purchaser since the incorporation of the Purchaser. All such meetings have been duly called and held. The share certificate book with register of shareholders, register of transfers, register of directors, and other corporate registers of the Purchaser are complete and accurate in all material respects.

5.2.12	The business of the Purchaser is fully, fairly, and truthfully set out in Schedule C.

5.2.13	omit.

5.2.14	The books and records, financial and otherwise, of the Purchaser fairly and correctly set out and disclose, in all material respects, the financial position and result of operations of the Purchaser as at the date hereof. All material, financial transactions of the Purchaser are accurately recorded in such books and records.

5.2.15	The execution and delivery of this Agreement by the Purchaser as well as the performance by the Purchaser hereunder have been duly authorized.
No further action will be necessary on the part of the Purchaser to make this Agreement valid and binding in accordance with its terms upon the Purchaser.

5.2.16	The execution and the consummation of this transaction for purchase and sale contemplated by this Agreement will not result in a breach of any term or provision of or constitute any default under the constituting documents, by-laws, or resolutions of the Purchaser. This provision includes any indenture, agreement, instrument, license, permit, or understanding to which the Purchaser is a party or by which any one or more of them is bound. Nor will the consummation of this transaction accelerate any commitment or obligation of the Purchaser or result in the creation of any lien or encumbrance upon any of the assets or property of the Purchaser.

5.2.17	This agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law or regulation or any applicable order of any court, arbitrator, or governmental authority having jurisdiction over the Purchaser.

5.2.18	No consent, authorization, license, franchise, permit, approval, or order of any court, governmental agency or body, of any lessor, or of any person is required for the acquisition by the Purchaser of the Purchased Shares, including completion of any of the other transactions contemplated hereby. This provision also includes the continuance of any rights of the Purchaser pursuant to any agreement affecting its assets or the Business following closing.

5.2.19	The Purchaser will not, prior to the Closing Date, hire any new employees, terminate any employee, or increase the salary or remuneration of any employee except in the normal course of business.

5.2.20	The aggregate amount of salaries, pension, bonuses, rents, or other remuneration of any nature paid or payable by the Purchaser, subsequent to the execution of this Agreement and up to the Time of Closing, will be made only at the regular rates heretofore paid.

5.2.21	No capital expenditures, except in the ordinary course of business, will be made or authorized by the Purchaser after the date hereof and up to the Time of Closing without the prior written consent of the Seller.

5.2.22	Purchaser is not under any agreement to and shall not create or issue any bonds, debentures, mortgages, notes, or other evidence of indebtedness or other security agreements from the date hereof until Closing without the written consent of the Seller.

5.2.23	The Purchaser is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee except as disclosed in Schedule C.

5.2.24	The Purchaser is not a party to any conditional sales contract, hire-
purchase agreement, or other title retention agreement except as disclosed in Schedule C.

5.2.25	The Purchaser is not, and will not be at the Time of Closing, a party to any agreement to acquire or to acquire any beneficial interest in any real or immovable property.

5.2.26	The Purchaser does not maintain any insurance policies.

5.2.27	There are no actions, suits, or proceedings, including product warranty claims, pending or threatened against or affecting the Purchaser, at law or in equity or before or by any federal, provincial, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Purchaser is not aware of any existing ground on which any such action, suit, or proceeding might be commenced with any reasonable likelihood of success.

5.2.28	Except for agreements, contracts, and commitments in the ordinary course of business, the Purchaser is not a party to any outstanding agreement, contract, or commitment, whether written or oral.

5.2.29	All vacation pay, bonuses, commissions, and other emoluments are accurately reflected and have been accrued in the books of account of the Purchaser.

5.2.30	The Purchaser is and at Closing will be in substantial compliance in all jurisdictions in which it employs persons, with legislation governing hours of work, termination and severance pay, vacation pay and similar employee rights, the Worker's Compensation Act, and all such similar statutes.

5.2.31	The Purchaser does not lease any real properties.

5.2.32	The Purchaser owns, possesses, and has a good and marketable title to its undertaking, property, and assets, being free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims, or demands of any nature whatsoever or howsoever arising.

5.2.33	The conduct of business does not infringe upon the patents, trade marks, trade names, or copyrights (domestic or foreign) of any other person, firm, or corporation.

5.2.34	omit.

5.2.35	The Purchaser exists in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is carried on, is not in breach of any such laws, rules or regulations, except for breaches in the aggregate are immaterial. Also the Purchaser is duly licensed, registered, or qualified in each jurisdiction in which it owns or leases property or carries on the Business. "To enable the business to be carried on as now conducted and its property and assets to be owned, leased, and operated, all such licenses, registrations and qualifications are valid and subsisting and in good standing. None of the same will be canceled or amended by virtue of the transaction for purchase and sale provided for herein.

5.2.36	All facilities and equipment owned or used by the Purchaser are in good operating condition and are in a state of good repair and maintenance.

5.2.37	Except as specified at Schedule C, there are not any loans or other indebtedness outstanding between the Purchaser and either the Seller or either any current or former directors, officers, shareholders, or employees of the Purchaser or any Non Arms Length Persons. This provision is exclusive of normal salaries, bonuses, fringe benefits, and the obligation to reimburse for expense incurred on behalf of the Purchaser in the normal course of business.

5.2.38	There are no liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable before, on, or after the Closing. This provision is exclusive of liabilities disclosed on, reflected in, or provided for in the Financial Statements or incurred in the ordinary course of business. This provision is also exclusive of those liabilities attributable to the period from the Purchaser's Financial Statements to the actual time of Closing and are not materially adverse, individually or in the aggregate, to the Business, operations, affairs or financial condition of the Purchaser.

5.2.39	There is not now nor will there be at the time of Closing any application pending for the issuance of articles of amendment to the originating documents of the Purchaser.

5.2.40	The Purchaser is not, and has not over the preceding 12 months, been in default or late in the filing of any corporate return or report that may be required under any federal, provincial and/or municipal law or regulation, including, but not in any way limited to reports required to be filed with the SEC. Counsel for the Purchaser shall, at closing, provide an opinion that the Purchaser is eligible to file registration statements on Form S-8 or form S-3.

5.2.41	The Purchaser has duly and timely filed or has pending all tax returns required and has paid all taxes and installments of taxes which are due and payable. This provision includes all assessments, reassessments, and all other taxes (including sales taxes, withholding taxes, and payments to Workers' Compensation), governmental charges, penalties, interest, and fines due and payable by it on or before the date hereof. The income tax liability of the Purchaser has been not reviewed or determined by the IRS or the applicable State for all fiscal years up to and including the fiscal year to date.

5.2.42	The Purchaser has no information or knowledge of any facts relating to the Purchaser which if known to the Seller might reasonably be expected to deter the Seller from completing the transaction and sale herein contemplated.


ARTICLE 6.00 - COVENANTS OF THE SELLER

6.1	The Seller covenant and agree with the Purchaser that on or before the Closing Date they will do or cause to be done the following.

6.2.1	Take all necessary steps and proceedings required for all of the
Purchased Assets to be duly and regularly transferred to the Purchaser.

6.2.2	Until the time of Closing, continue to maintain the Purchased Assets prudently and in such a manner as to preserve and maintain the value of the Purchased Assets.

6.2.3	All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Purchased Assets to the Purchaser.


ARTICLE 7.00 - COVENANTS OF THE PURCHASER

7.1	The Purchaser covenants and agrees with the Seller that, on or before the Closing Date, it will do or cause to be done the following.

7.2.1	All necessary corporate actions and proceedings by the Purchaser shall have been taken to permit the due execution and delivery of this Agreement and the valid transfer of the Exchange Shares to the Seller.

ARTICLE 8.00 - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

8.1	The covenants, representations, and warranties of the Seller contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding Closing, this survival is inclusive of any investigation made by or on behalf of the Purchaser and shall continue in full force and effect for the benefit of the Purchaser following the Closing Date.

8.2	The covenants, representations and warranties of the Purchaser contained in this Agreement and contained in any document or certificate given pursuant hereto shall survive the Closing herein. Notwithstanding

Closing, this survival is inclusive of any investigation made by or on behalf of the Seller and shall continue in full force and effect for the benefit of the Seller following the Closing Date.


ARTICLE 9.00 - CONDITIONS OF CLOSING

9.1	The sale of the Purchased Assets is subject to the following terms and conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser to be fulfilled and performed at or prior to the time of Closing.

9.2	The covenants, representations, and warranties of the Seller contained in this Agreement or any schedule hereto or certificate or other document delivered or given to the Purchaser pursuant to this Agreement, including without limitation the representations and warranties contained in Article 4.00, shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made as of the date hereof, each and every one of which is hereby deemed to be a condition.

9.3	The Seller shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Seller contained herein are true and correct on and as of the Closing Date, with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties, which shall continue in full force and effect as provided herein.

9.4	The Seller shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them.

9.5	At the Closing Date, there shall have been no material adverse change in the affairs, assets, liabilities, financial condition, or business as relates to the Purchased Assets from that shown on or reflected in the Financial Statements.

9.6	Any consent, authorization, license, franchise, permit, approval, or order of any court or governmental agency or regulatory body required for the acquisition by the Purchaser of the Purchased Assets shall have been obtained.

9.7	The Purchaser shall provide at the time of Closing a certificate, dated the Closing Date, to the effect that the covenants, representations, and warranties of the Purchaser contained herein are true and correct on and as of the Closing Date. This certificate shall have the same force and effect as though made on and as of such date provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the said covenants, representations, and warranties which shall continue in full force and effect as provided herein.

9.8	The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it.

ARTICLE 10.00-CLOSING ARRANGEMENTS

10.1	The closing is scheduled to take place on March 15, 2001 and at the
Time of Closing at such offices as are agreed to in writing among the parties hereto at least 24 hours prior to the said Closing.

10.2	At the Time of Closing and upon fulfillment of all the conditions set out in this Agreement, which have not been waived in writing by the Seller or the Purchaser, the Seller shall deliver to the Purchaser proper certificates and other documents, including a Bill of Sale, and proof of compliance with any State imposed Bulk Sale provisions with respect to all the Purchased Assets.


ARTICLE 11.00-NOTICE

11.1	Any notice or other document to be given by any party hereto to any other party shall be in writing and may be given by personal delivery or by registered mail. Any notice directed to any party shall be addressed to it as follows:

To the Purchaser:
			71 Stony Hill Road
			Second Floor
			Bethel, Connecticut  06801

To the Seller and the Corporation:






11.2	Any notice or other document aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or, if mailed, shall be deemed to have been given and received on the fourth
(4th) business day following the date on which it was mailed. Provided that if there exists at the time of mailing of a notice hereunder or within four (4) business days thereafter a labor dispute or other event which would affect the normal delivery of the notice by an express or postal service, then such notice will only be effective if actually delivered.

11.3	The parties hereto may change any address for notices hereunder, from time to time, by notice given in accordance with the foregoing.


ARTICLE 12.00 - GENERAL

12.1 	Time shall be of the essence of this Agreement.

12.2 	This Agreement may be executed in one or more counterparts, each of which when so executed shall constitute an original, and all of which together shall constitute one and the same agreement.

12.3 	This Agreement, including the schedules hereto, constitutes the entire agreement between the parties hereto. There are not and shall not be any verbal statements, representations, warranties, undertakings, or agreements between the parties, and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

12.4 	This Agreement shall be construed and enforced in accordance with and the rights of the parties shall be governed by the laws of the State of New York.

12.5 	The headings used herein are inserted for convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

12.6 	Except as otherwise set out in this Agreement, each of the parties hereto shall pay all of its own costs and expenses of the transaction of purchase and sale, including all fees and expenses of its accountants, counsel, and officers.

12.7 	In the event that any Article or section of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of the provisions hereof. Any such part shall be fully severable, and this Agreement shall be construed and enforced as if such invalid or unenforceable part had not been inserted herein. The parties hereby agree that they would have signed this Agreement without such invalid or unenforceable part included herein.

12.8 	In this Agreement, words importing the singular number only include the plural and vice versa; words importing the masculine gender include the feminine and vice versa.

12.9 	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors, and permitted assigns.

12.10 Where the date either for the expiration of any time period or for the closing of anything hereunder expires or falls upon a day which is not a Business Day, the time so limited extends to and the thing shall be done on the day next following that is a Business Day.

12.11 The parties hereto agree that no disclosure or public announcement with respect to this Agreement, or any of the transactions contemplated by this Agreement, shall be made by any party hereto without the prior written consent of the other parties hereto.

12.12 omit

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED                 )
        in the presence of                   )_____________________________
                                             )

                                        )       /s/Peter Knollenberg/s/
                                        )          SELLER
                                        )       By:Peter Knollenberg,
                                                   President
                                        )
					)
					)
					)			/s/Alan Sporn/s/
                                        )          PURCHASER
                                        )       By:Alan Sporn,
                                                   President
					)

                                   Exhibit "A"


Consideration for the purchased Assets listed below shall be 400,000 restricted common shares of the Purchaser's stock, and 1,500,000 voting convertible preferred shares valued at $1.00 each. The common shares shall be restricted and legend bearing subject to Rule 144 K, starting as of the 12-29-00 closing of this agreement. During this restricted period, if and when the value of the initial 400,000 common shares is less than the value of the acquired assets listed below during a consecutive period of more than 90 days, an appropriate number of the Preferred Shares shall be surrendered and exchanged for common shares, at a share price equal to the average stock price of the five prior days of trading, to insure that the combined value of the initial 400,000 common shares and the number of Preferred Shares exchanged for common shares is not less than the value of the assets listed below.

The Purchased Assets consist of:

1)	100% ownership of SEA HUNT, LLC., which owns 50% of  SEA HUNT, INC.
Sea Hunt, Inc. owns two permits to retrieve treasure, said permits issued by the Commonwealth of Virginia (Virginia Marine Resource Commission) representing permit areas 97-0163 and 97-0498. 50% of the value of the permits therein has been set at $1,500,000 based on $3,000,000 spent by SEA HUNT, INC. in fiscal years 1997, 1998, 1999 as filed in the tax returns (also see valuation on part of potentially recoverable treasure, attached hereto for estimated value on portion of treasure, as is, where
is). Venture Planning will retain 50% of any treasure found on the Juno.

The Purchaser has a period of 30 days from the execution date of this agreement to finalize due diligence on SEA HUNT, LLC., including all corporate and other pertinent documentation reasonably required by the Purchaser. The Parties hereto acknowledge that there is currently a litiginous matter with respect to the potential assets of Sea Hunt, and the extended period is to allow some resolution of the dispute.

This acquisition is subject to the Purchaser assuming $500,000 of SEA HUNT obligations as per the attached breakdown, $200,000 of which are payable on or before 4-15-01 and the balance of $300,000 payable on or before 6-30-01.

2)	100% ownership of Telcoenergy, LLC. and its subsidiary OGC Pipeline,
LLC. and associated pipelines and pipeline easements, mainly in Oklahoma. This is valued at $5,842,400 based on the replacement cost at fair market value of the pipeline easements, as outlined in the attached schematic.
This value is net of a $2,300,000 first mortgage lien against the pipelines and pipeline easements and accrued outstanding interest of approximately $400,000. The mortgage holder has expressed a willingness to convert its mortgage into stock of a publicly traded company.

The acquisition is subject to a valuation of the Purchased assets, whereby the Purchaser has a period of 120 days from the date of execution of this agreement to obtain a valuation of the Purchased Assets by a third party appraiser to ascertain that the net value of the replacement costs at fair market value attributed to them by Seller, said party or parties to be duly accredited to appraise the said Purchased Assets.

This agreement is further subject to the Purchaser having a fully completed closing of the purchase of JBE Electronics and a net tangible asset valuation of $32 million within 120 days of the execution date of this agreement.

In the event that Purchaser has not finalized the JBE purchase or does not have the requisite net asset value, or in the event that seller's pipeline easements are appraised at a value lower than the valuation as derived herein, or Purchaser finds discrepancies from its due diligence of SEA
HUNT then the aggrieved party may demand a spin out of one or both subsidiaries of Purchaser who owns said Purchased Assets upon forced surrender of all Seller's shares in Purchaser save 50,000 shares of common stock. Seller shall own 95% of the subsidiary or subsidiaries so spun out, with at least some percentage of the retained shares held by the Purchaser in the spun out company to be distributed to Purchaser's shareholders. However, in the event that the spin-out is by Purchaser for cause, then the Seller must return any funds advanced by Purchaser to Seller or to the maintenance or for the benefit of the entities to be spun out, and all shares Seller received from Purchaser.

Seller shall have one seat on Purchaser's Board of Directors.